Exhibit 99.1

Contact:
Darrel Slack
Chief Financial Officer
Centillium Communications, Inc.
(510) 771-3917
darrel@centillium.com

CENTILLIUM COMMUNICATIONS ANNOUNCES
THIRD QUARTER 2003 FINANCIAL RESULTS

FREMONT, Calif., October 23, 2003 - Centillium Communications, Inc. (Nasdaq: CTLM), innovator of broadband communications technology, today reported its third quarter 2003 financial results.

Revenues for the quarter ended September 30, 2003 were $37.5 million, a 10.5% increase from the $33.9 million of revenues for the second quarter of 2003, and an increase of 61.2% from revenues of $23.3 million for the third quarter of 2002.

Under generally accepted accounting principles (GAAP), the net profit for the third quarter of 2003 was $382,000, or $0.01 per share, compared with a net loss of $511,000, or $0.01 per share, for the second quarter of 2003 and a net loss of $5.4 million, or $0.15 per share, for the third quarter of 2002. The net loss for the nine months ended September 30, 2003 was $3.1 million, or $0.09 per share, compared to a net loss of $22.9 million, or $0.66 per share, for the first nine months of 2002.

"We are proud to have achieved profitability in the third quarter," said Faraj Aalaei, Chief Executive Officer and Co-founder of Centillium. "We are also pleased that the geographic diversity of our revenue base is improving. Revenue from regions other than Japan grew 37% from the previous quarter to $6.0 million, the highest quarterly level in two and a half years," continued Aalaei. As the Company continues to geographically diversify its revenue base, Japan's DSL market remains an important part of its business. Over the last four months, the number of net new DSL subscribers in Japan has slowed to a monthly average of 330,000 compared to a monthly average of 461,000 new subscribers during the preceding eight months. Since net new DSL subscribers are a significant driver of consumption for Centillium's DSL products, the recent lower number of new subscribers in Japan will likely contribute to a decline in near-term quarterly revenue.

While the near-term DSL business opportunity in Japan may be less than previous expectations, Japan's DSL market remains promising for the Company. In the third quarter, Centillium's service provider partners in Japan began providing 24 megabit DSL services based on the Company's eXtremeDSLMAX TM DS (double-spectrum) technology. Furthermore, DSL service providers in Japan have plans to begin offering higher speed DSL services, based on our eXtremeDSLMAX QS (quad-spectrum) technology, as early as the fourth quarter of this year. Centillium's newest DSL central office and customer premises equipment products, both currently shipping in production volumes, enable eXtremeDSLMAX DS and eXtremeDSLMAX QS as well as the new ADSL2/2+ standard.

A conference call discussing the third quarter 2003 results will follow this release at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). An audio webcast of the call will be available simultaneously on Centillium's website under investor relations at www.centillium.com. A replay will also be available on the above website approximately two hours after the conclusion of the conference call.

About Centillium Communications

Centillium Communications, Inc. combines technical innovation and customer commitment to make broadband communications - in business and at home - a practical reality. The Company designs and markets communications chipsets for Digital Subscriber Line (DSL) central office and customer premises equipment and for carrier- and enterprise-class Voice over Packet (VoP) gateways and switches. The Centillium Communications headquarters are located at 47211 Lakeview Blvd., Fremont, CA 94538. Additional information is available at www.centillium.com.

Forward Looking Statements

Except for statements of historical fact, this release includes statements that are forward-looking statements within the meaning of U.S. Federal securities laws, including statements relating to Centillium's eXtremeDSLMAX technology, the effect of the number of net new subscribers in Japan on near-term revenue, the rate of deployment of services based on Centillium products and DSL equipment replacement in Japan and other countries. Actual results may differ materially from those indicated by such forward-looking statements based on a variety of risks and uncertainties, including without limitation the risks and uncertainties relating to rate and breadth of deployment of broadband access in general and Centillium's DSL technology solutions in particular; the effects of the introduction of additional DSL standards in Japan, including whether the version of DSL employed by the Company will remain dominant; Centillium's ability to continue and expand on its relationships with communications equipment manufacturers; and the successful development and market acceptance of Centillium's new products and technology. Centillium undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release. Information about potential factors that could affect Centillium's financial results is included in Centillium's Annual Report on Form 10-K/A and in other documents on file with the Securities and Exchange Commission.

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Centillium Communications, eXtremeDSLMAX, and the Centillium Logo are trademarks of
Centillium Communications, Inc.

Copyright 2003 Centillium Communications, Inc. All rights reserved.

Centillium Communications, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(In thousands, except per share data)

                                                                                 For the Nine
                                              For the Three Months Ended         Months Ended
                                            -------------------------------  --------------------
                                             9/30/03    6/30/03    9/30/02    9/30/03    9/30/02
                                            ---------  ---------  ---------  ---------  ---------
Net revenues                               $  37,498  $  33,928  $  23,264     99,255  $  80,283
Cost of revenues                              20,706     17,870     12,549     52,852     45,898
                                            ---------  ---------  ---------  ---------  ---------
Gross profit                                  16,792     16,058     10,715     46,403     34,385
  Gross profit margin                           44.8%      47.3%      46.1%      46.8%      42.8%

Operating expenses:
Research and development                      11,117     11,294     11,343     33,996     39,312
Sales and marketing                            2,874      3,192      2,943      8,855     11,948
General and administrative                     2,675      2,264      2,202      7,319      7,746
Amortization of
  acquisition related intangibles                 --         41         42         83        125
                                            ---------  ---------  ---------  ---------  ---------
Total operating expenses                      16,666     16,791     16,530     50,253     59,131
                                            ---------  ---------  ---------  ---------  ---------
Operating income (loss)                          126       (733)    (5,815)    (3,850)   (24,746)

Interest and other, net                          280        247        443        851      1,455
Gain on non-current investment                    --         --         --         --        440
                                            ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes                406       (486)    (5,372)    (2,999)   (22,851)

Provision for income taxes                        24         25          6         90         57
                                            ---------  ---------  ---------  ---------  ---------
Net income (loss)                          $     382  $    (511) $  (5,378)    (3,089) $ (22,908)
                                            =========  =========  =========  =========  =========

Basic earnings (loss) per share            $    0.01  $   (0.01) $   (0.15)     (0.09) $   (0.66)
                                            =========  =========  =========  =========  =========

Diluted earnings (loss) per share          $    0.01  $   (0.01) $   (0.15)     (0.09) $   (0.66)
                                            =========  =========  =========  =========  =========

Common shares outstanding                     36,972     35,819     34,765     36,009     34,533
                                            =========  =========  =========  =========  =========

Common shares outstanding
  assuming dilution                           41,099     35,819     34,765     36,009     34,533
                                            =========  =========  =========  =========  =========
  The three months ended September 30, 2003, June 30, 2003, and September 30, 2002 includes expenses of $381,000, $376,000 and a credit of $820,000, respectively, for stock based compensation expense.
  The nine months ended 9/30/03 includes $1,058,000 for stock based compensation expense.
  The nine months ended 9/30/02 includes expenses of (i) $2,691,000 for stock based compensation, (ii) $2,700,000 for product obsolescence and, (iii) $525,000 for restructuring charges.

Centillium Communications, Inc.
Consolidated Summary Financial Data - Unaudited
(In thousands)

                                                           September 30, December 31,
                                                               2003          2002
                                                           ------------  ------------
Balance Sheet Data:
 Cash, cash equivalents and short-term investments        $    105,809  $    102,002
 Accounts receivable, net                                        8,320         2,864
 Inventories                                                    14,499         4,130
 Other assets                                                   12,912        13,443
                                                           ------------  ------------
 Total assets                                             $    141,540  $    122,439
                                                           ============  ============

 Accounts payable                                         $     14,627  $      8,485
 Accruals and other current liabilities                         21,844        19,338
 Other long-term liabilities                                       185           793
                                                           ------------  ------------
 Total liabilities                                              36,656        28,616

 Total stockholders' equity                                    104,884        93,823
                                                           ------------  ------------
 Total liabilities and stockholders' equity               $    141,540  $    122,439
                                                           ============  ============